UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2013

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rescission of Restricted Stock Awards under the Aéropostale, Inc. 2002 Long-Term Incentive Plan

On October 31, 2013, Aéropostale, Inc. (the “Company”) and each of Thomas P. Johnson, the Company’s Chief Executive Officer and Mary Jo Pile, the Company’s Executive Vice President, Customer Engagement (the “Executives”), entered into Restricted Stock Award Rescission Agreements (the “Agreements”) to rescind the 183,825 aggregate shares of restricted stock granted to the Executives on March 29, 2013 under the Aéropostale, Inc. 2002 Long-Term Incentive Plan.
The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	10.1	Restricted Stock Award Rescission Agreement dated as of October 31, 2013 between Aéropostale, Inc. and Thomas P. Johnson
	10.2	Restricted Stock Award Rescission Agreement dated as of October 31, 2013 between Aéropostale, Inc. and Mary Jo Pile.
	10.3	Restricted Stock Award Rescission Agreement dated as of October 31, 2013 between Aéropostale, Inc. and Mary Jo Pile.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: November 4, 2013